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EXHIBIT 99.1
Summary of an agreement between McLeodUSA Incorporated and Qwest Communications International Inc., which was announced on October 31, 2000.



McLeodUSA Incorporated entered an agreement with Qwest Communications International Inc. for voice and data communications services valued at $600 million over three years.

This multi-year, multi-product, multi-million-dollar agreement will make it possible for McLeodUSA to serve our customers in Qwest territory through an expanded set of services, products and platforms. We believe this agreement will generate revenue and capital expenditure savings while allowing us to harness the potential of Qwest system components and services.

We are pleased with Qwest's commitment to improve service to consumers, its progress toward opening the marketplace to competition, and the new relationship this agreement establishes between McLeodUSA and Qwest management.

The industry-first agreement contains significant financial and customer benefits, including the sale of additional features and information services that Qwest has not offered competitive local exchange carriers (CLECs). This enables McLeodUSA to offer its customers such popular services as DSL and voice messaging while increasing Qwest's revenues. Additionally, this agreement creates an incentive for McLeodUSA to use Qwest's high-speed broadband network along with its own facilities. This long-term agreement is unique in the industry in that it was negotiated on a business-to-business basis instead of being arbitrated by regulators.

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